EX-99.906CERT

SECTION 906 CERTIFICATIONS

Mark E. Swanson, President, Chief Executive Officer, Treasurer, Chief Accounting
Officer and Chief Financial Officer of Russell Investment Funds, a Massachusetts
Business Trust (the “Registrant”), certifies that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2016
(the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to
Russell Investment Funds and will be retained by Russell Investment Funds and furnished to the Securities and Exchange Commission or its staff upon request.

Mark E. Swanson

President, Chief Executive Officer, Treasurer, Chief Accounting Officer and Chief
Financial Officer, Russell Investment Funds

Date: August 22, 2016